Exhibit 99.2
AMENDED AND RESTATED OFFICE LEASE
BY AND BETWEEN

MERRITT-LT1, LLC, LANDLORD AND

NEUSTAR, INC., TENANT

1. TERM; RENEWAL OPTIONS	1

2. RENTAL	2

3. USE	3

4. SERVICE AND UTILITIES	3

5. OPERATING COSTS	4

6. REPAIRS AND MAINTENANCE	6

7. COMPLIANCE WITH LAWS	8

8. ASSIGNMENT AND SUBLETTING	9

9. INCREASE IN LANDLORD’S INSURANCE RATES	10

10. INSURANCE — INDEMNITY	10

11. ALTERATIONS	14

12. OWNERSHIP OF ALTERATIONS	15

13. DEFAULT	15

14. DAMAGE OR DESTRUCTION	17

15. POSSESSION	18

16. EXTERIOR OF PREMISES — SIGNS	18

17. PARKING	19

18. FOR RENT/SALE SIGNS	19

19. WATER AND OTHER DAMAGE	19

20. RIGHT OF ENTRY	19

21. TERMINATION OF TERM	20

22. CONDEMNATION	20

23. SUBORDINATION; NON-DISTURBANCE	21

24. ATTORNMENT	21

25. NOTICES TO MORTGAGEE	22

26. ESTOPPEL CERTIFICATE	22

27. LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS	22

28. NON-WAIVER OF FUTURE ENFORCEMENT	22

29. PERSONAL PROPERTY TAXES	23

30. RECORDATION OF LEASE	23

31. SEVERABILITY	23

32. NON-WAIVER	23

33. SUCCESSORS AND ASSIGNS	24

34. SECURITY DEPOSIT	24

35. BANKRUPTCY	25

36. ENVIRONMENTAL PROVISIONS	28

37. RULES AND REGULATIONS	29

38. CAPTIONS	29

39. FINAL AND ENTIRE AGREEMENT	29

40. BROKERS	30

41. COUNTERPARTS	30

42. AUTHORITY	30

43. NOTICES	30

44. TENANT REPRESENTATIVE	30

45. WAIVER OF JURY TRIAL	30

46. SUBMISSION NOT AN OFFER	31

47. TENANT INSTALLATIONS	31

49. HOURS OF OPERATION	32

50. TIME	32
ii

     THIS AMENDED AND RESTATED OFFICE LEASE (the “Lease”), is made this 29th day of May, 2009, by and between MERRITT- LT1, LLC, a Maryland limited liability company, hereinafter called “Landlord,” and NEUSTAR, INC., a Delaware corporation, hereinafter called “Tenant.”
RECITALS
     A. Landlord and Tenant entered into an Amendatory Lease Agreement dated May 16, 2001, which amended a Lease dated May 19, 2000, for premises located in Building X, Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166, as subsequently amended (collectively, the “Original Lease”).
     B. The parties wish to amend the Original Lease to provide, inter alia, that Tenant will lease the entire Building and the term of the Original Lease shall be extended.
     C. The Landlord and Tenant now wish to amend and restate the Original Lease in its entirety to memorialize such new or modified terms and provisions, as hereinafter provided.
WITNESSETH
     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant agree that the foregoing Recitals are true and correct and are incorporated herein by reference, and further agree to amend and restate the Original Lease in its entirety as follows:
     WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former the following premises (hereinafter sometimes called the “Premises”):
     Being all those Premises outlined in red on the Lease Plan attached hereto as Exhibit A, said Premises containing approximately 60,178 rentable square feet and comprising all of the rentable square footage in the Building (as hereinafter defined). The Tenant’s space, being located within the building (hereinafter sometimes called the “Building”) known as “Building X,” is situate on a parcel of land (hereinafter sometimes called the “Property”) located in the development known generally as Loudoun Tech Center (the “Park”), at 46000 Center Oak Plaza, Sterling, Loudoun County, Virginia 20166.
     This Lease is made subject to the following additional terms, covenants and conditions:
     1. Term; Renewal Options.
          (a) The term of this Lease shall be for a period of ten (10) year(s), beginning on September 1, 2010 (the “Lease Commencement Date”). Landlord agrees that it will, prior to the

Lease Commencement Date, at its sole cost and expense, commence and pursue to completion the Landlord’s Work set forth on Exhibit B attached hereto.
          (b) Provided there is no existing Event of Default by Tenant hereunder, Landlord hereby grants to Tenant the right to renew the Lease for up to four (4) additional terms of five (5) years each by giving Landlord written notice of Tenant’s election to exercise any such renewal option not later than 365 days prior to the commencement of the applicable renewal term. In the event any option is exercised in a timely manner, the Lease shall be extended for the applicable renewal term under the same terms and conditions as are set forth in the Lease, except that there shall be no further renewal options after the fourth renewal term and the base rent, which shall not include additional rent required under this Lease for Operating Costs, CAM, and similar expenses charged hereunder (the “Base Rent”), shall be increased annually during each year of the renewal terms to a rental rate equal to 102.50% of the Base Rent for the immediately preceding year.
     2. Rental.
          (a) As used herein, the “First Rental Year” shall mean the period from the Lease Commencement Date to the end of the twelfth (12th) full calendar month thereafter; subsequent Lease years shall commence on the first (1st) day of the next month of the Lease term and on each anniversary thereafter. The Base Rent shall be as follows:

Term	Annual Rate	Monthly Rate	Per Sq. Ft.
9/1/10 – 8/31/11	$1,113,293.00	$92,774.42	$18.50
9/1/11 – 8/31/12	$1,140,974.88	$95,081.24	$18.96
9/1/12 – 8/31/13	$1,169,258.54	$97,438.21	$19.43
9/1/13 – 8/31/14	$1,198,745.76	$99,895.48	$19.92
9/1/14 – 8/31/15	$1,228,834.76	$102,402.90	$20.42
9/1/15 – 8/31/16	$1,259,525.54	$104,960.46	$20.93
9/1/16 – 8/31/17	$1,290,818.10	$107,568.18	$21.45
9/1/17 – 8/31/18	$1,323,314.22	$110,276.19	$21.99
9/1/18 – 8/31/19	$1,356,412.12	$113,034.34	$22.54
9/1/19 – 8/31/20	$1,390,111.80	$115,842.65	$23.10
Tenant covenants and agrees to pay all rentals reserved hereunder to Landlord, without notice or demand, in advance, on the first (1st) day of each month during the term of this Lease, without setoff or deduction, except as set forth in Section 14. The rental for any fractional monthly periods at the beginning or at the end of each Lease year shall be prorated on a per diem basis and shall be payable on the date upon which the Lease term commences, and on the first (1st) day of the last partial month of the Lease term, respectively. Tenant covenants and agrees that it will not prepay any rent more than one (1) month in advance without Landlord’s prior written consent.
          (b) All rentals shall be paid to MERRITT PROPERTIES, LLC c/o Merritt, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

     3. Use.
Tenant covenants and agrees to use and occupy the Premises solely for the following purposes: Offices for the use of Tenant, its officers, agents and employees, and other uses incidental thereto not prohibited by applicable law, including without limitation administration, training (for Tenant or Tenant’s customers or clients), food preparation by Tenant’s employees or caterers hired by Tenant for the employees’ own consumption in kitchens provided for such employees, data center, call center, light assembly (such as electronic lab work, software development, systems integration, assembly of boxes, and the like) and a private fitness center for use by Tenant’s employees. Tenant agrees to comply with all applicable zoning and other laws and regulations, and to provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required from time to time (excluding any equipment or alterations required by law in all buildings of similar use or zoning in the jurisdiction containing the Building). Tenant further agrees not to make, or cause or permit to be made, any use of the Premises which shall constitute a nuisance or shall interfere with the rights of other tenants in the Building to quietly enjoy, use and occupy the Premises leased by them and the common areas of the Building, or which shall overburden the available parking provided by Landlord at a rate equal to four parking spaces per 1,000 square feet of leaseable demised premises. Tenant will not permit, allow or cause any public or private auction sales or sheriffs’ or constables’ sales to be conducted on or from the Premises.
     4. Service and Utilities.
          (a) Subject to the provisions of subsection (c) below, Landlord agrees that all hot and cold water, sewer, electricity, gas, telephone and other utilities are available and shall be supplied to the Premises in sufficient quantities to meet Tenant’s reasonably anticipated requirements for general office use.
          (b) Tenant agrees to pay to Landlord as additional rent, all water rent and sewer service charges chargeable to the Building. Tenant shall pay to Landlord all costs of electricity, gas, telephone and other utilities used or consumed on the Premises, together with all taxes, levies or other charges on such utilities.
          (c) Landlord agrees to provide the above-listed utilities. Landlord also agrees to provide maintenance, repair and refurbishing for the roof, exterior Building, exterior site, and Building utility systems and fire and life safety systems (but excluding the HVAC system Tenant installed for use in LAN rooms and any other specialty equipment hereinafter installed by Tenant, including but not limited to a specialty fire suppression system or an emergency electrical generator (the “Tenant’s Specialty Equipment”)); and landscaping, maintenance, repair, refuse removal (it being understood that Tenant will be responsible for maintenance, repair and replacement of the Tenant’s Specialty Equipment), window cleaning, snow removal, illumination of the parking and common areas within the Property, and access to and use of the Property twenty-four hours per day, seven days per week. In addition, Landlord shall provide janitorial services for the interior of the Premises throughout the term of the Lease.
          (d) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent be abated by reason of (i) the installation,

use of interruption of use of any equipment in connection with the furnishing of any of the services to be furnished by Landlord as set forth in this Lease; (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises or Building; or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, gas or any other form of energy serving the Premises or Building; except in each case to the extent caused by Landlord’s negligence or willful acts or that of Landlord’s agents, employees, contractors, invitees or licensees. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services, except to the extent caused by Landlord’s negligence or willful acts or that of Landlord’s agents, employees, contractors, invitees or licensees. Notwithstanding the foregoing, if such failure to provide services is caused by Landlord’s negligence or willful misconduct and shall continue for five (5) consecutive days, then all rent shall be abated from the sixth (6th) day until such services are fully restored.
     5. Operating Costs.
          (a) “Operating Costs” are the reasonable costs of managing, operating, maintaining, repairing, refurbishing and insuring the Building and all common areas and facilities within the Property (including, but not limited to, elevators, stairwells, loading areas, parking areas, pavements and walkways, landscaping, gardening, storm drainage, and other utility systems); the cost of utilities for such common areas and facilities; fire protection and security services, if any; traffic control equipment; repairs; parking lot striping; lighting; sanitary control; janitorial services; removal of trash, rubbish, garbage and other refuse; depreciation on or rentals of machinery and equipment used in such maintenance over its useful life on a straight line basis; the cost of personnel on-site to implement such services; all insurance of whatsoever nature kept, or caused to be kept, by Landlord out of or in connection with the ownership of the Building and common areas, including, but not limited to, insurance insuring the same against loss or damage by, or abatement of rental income resulting from, fire and other such hazards, casualties, and contingencies, and liability and indemnity insurance; plus the actual administrative and overhead costs of Landlord’s on-site building engineer, building manager or maintenance worker in conformance with Landlord’s current practice as of the date of this Lease. Such costs shall not include (i) the cost of any capital improvements or capital expenditures in or to the Building, the Property or the Premises as determined under generally accepted accounting principles; (ii) work which Landlord performs specifically for or at the expense of any other tenant of the Building; (iii) maintenance of the HVAC system serving the Premises and maintenance of any other HVAC systems serving other portions of the Building; (iv) trash removal from the dumpster located on the exterior of the Building; (v) costs related to ground rent, interest or debt service; (vi) penalties, fines or late charges, or any other costs which may be incurred as the result of the negligent or willful misconduct of Landlord or Landlord’s agents, employees, invitees, licensees and contractors; (vii) any amounts payable to Landlord or any affiliate of Landlord, except payment for services rendered where the charges for such services are reasonably commensurate with the charges for similar services provided by similarly qualified persons in the geographical location in which the Property is located; (viii) management fees in excess of four percent (4%) of gross rent received by Landlord; (ix) depreciation;

(x) reserves; (xi) any reimbursed expense; (xii) legal and accounting fees; (xiii) environmental clean-up expenses; (xiv) Landlord’s overhead and administrative expenses for off-site personnel; (xv) leasing or sales commissions, marketing costs or promotional expenses; or (xvi) costs relating to casualty or condemnation. “Operating Costs” shall also include all taxes and assessments (as hereinafter defined) levied or assessed against the Property and Building, whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed, including, without limitation, assessments, fees or charges of the Loudoun Tech Owner’s Association, its successors or assigns, or other community or neighborhood association. The foregoing shall apply to real estate taxes assessed against the common areas or Building generally, and resulting from any improvements placed thereon by Tenant. “Taxes” as used herein shall also include, but not by way of limitation, all paving taxes, special paving taxes, special taxing district assessments and any and all other benefits or assessments which may be levied on the Property or the Building, but shall not include any income tax (on the income or rent payable hereunder or otherwise), and shall not include taxes or assessments related to other buildings or improvements located within the Property, franchise, transfer, inheritance or capital stock taxes. “Taxes” shall also include all reasonable expenses incurred by Landlord (including reasonable attorneys’ fees and costs) in contesting any increase in, or applying for any reduction of, a tax assessment.
          (b) “CAM” shall mean the total costs incurred by Landlord for the operation, maintenance, repair, insuring and management of all common facilities within Landlord’s entire property, consisting of approximately forty-three (43) acres (the “Park”) including, but not limited to, common roads, snow removal, lighting of common areas, Taxes payable by Landlord, or its successors, with respect thereto and other similar operational and maintenance expenses. CAM shall not include any Operating Costs incurred or payable in connection with any other buildings (and their adjacent parking and common areas) within the Park, it being intended that CAM shall include only such costs which are incurred by Landlord for the common benefit of all tenants of the Park, such as access roads, illumination thereof, etc.
          (c) Tenant shall pay Landlord its proportionate share of Operating Costs throughout the Lease term, which proportionate share is the same proportion which the rentable square foot area of the Premises (60,178 rentable square feet) bears to the total rentable square foot area of the Building (60,178 square feet) or one hundred percent (100%) (“Tenant’s Percentage”). Tenant shall also pay Landlord its proportionate share of CAM, which shall be determined by dividing the total rentable square foot of the Building by the total rentable square foot area of all improvements within the Park (392,289 rentable square feet) and multiplying the same by Tenant’s Percentage.
          (d) Anything in this Lease to the contrary notwithstanding, Tenant shall pay to Landlord, as additional rent, an amount equal to the product obtained by multiplying the number of rentable square feet comprising the Premises by the actual cost per rentable square foot of (i) water, sewer, gas, electric and all other utility services for the Property or Park, including but not limited to utilities for the heating and cooling of the Building (both common areas and space leased to tenants), and (ii) snow and ice removal and all costs associated with such snow and ice removal. To the extent that any such costs are excluded from the calculation of Operating

Expenses or CAM or are billed separately to Tenant under this Section 5(d) or otherwise, the same shall not also be included in “Operating Expenses” or as part of “CAM” under this Section 5.
          (e) Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount payable by Tenant in accordance with subsections (b) and (c) above, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the rent reserved pursuant to Section 2 hereof. On or before April 30th of each year of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in subsections (b) and (c), the amount theretofore paid by Tenant, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. In the event any balance may be due by Tenant, Tenant shall pay said balance within thirty (30) days from the date of such statement. In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent and Operating Costs which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within thirty (30) days after the date of such statement. Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within one hundred fifty (150) days after submission of each such statement, except to the extent that (a) if an error or omission is discovered in a subsequent year which resulted in an overcharge to Tenant of five percent (5%) or more, then Tenant shall have the right, by written notice to Landlord within thirty (30) days after such overcharge is discovered, to audit Landlord’s records with respect to the preceding two Lease years, or (b) if there is fraud or misrepresentation of a material item in Landlord’s statement with respect to Operating Costs or CAM for any Lease year, Tenant shall have the right, by written notice to Landlord within thirty (30) days after Tenant’s discovery thereof, to audit Landlord’s books and records pertaining to Operating Costs and CAM for all prior Lease years.
          (f) Notwithstanding any of the foregoing provisions of this Section 5, (i) Operating Costs, as used herein, shall be allocated only to the Building and all land and common area and facilities, including parking areas, which are directly adjacent, allocated and dedicated to the Building, (ii) the allocation of all direct and indirect personnel costs shall be equitably spread across all of the buildings and sites in the entire Park, and not just against the leased portions of the buildings in the Park, (iii) the allocation of CAM fees shall not be charged or allocated against vacant office space in the Park, and (iv) Tenant shall have thirty (30) days from the date of Tenant’s receipt of the year end invoice to pay its pro rata share of Operating Costs and CAM.
     6. Repairs and Maintenance.
          (a) Except as expressly provided in Section 4(c), this Section 6 or Exhibit B, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the Premises, and any work which may be necessary to outfit the Premises for Tenant’s occupancy or for the operation of Tenant’s business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it is in possession of the Premises and has fully inspected the Premises prior to execution of this Lease, and that Landlord has made no warranties or representations with respect to the condition or state of repairs of the Premises except as specifically provided in this Lease. In furtherance of its obligations under Section 4(c), Landlord shall make all structural repairs to the roof, walls and foundations of the Building as needed and shall maintain and repair all Building systems (excluding the Tenant’s Speciality Equipment), all common areas, grounds and land in reasonably good condition. Notwithstanding the foregoing, other than routine periodic maintenance, Tenant (and not Landlord) shall be responsible for the repairs of any items if the necessity therefor was caused in whole or primarily in part by the gross negligent act or omission or misuse of Tenant, its agents, officers, employees, contractors, licensees, sublessees or invitees (except to the extent the cost of such work is provided through insurance maintained by Landlord under this Lease).
          (b) Tenant, at Tenant’s sole expense, shall, except for services furnished by Landlord pursuant to Section 4 and this Section 6, maintain the Premises in good order, condition, and repair, including the Tenant’s Speciality Equipment and the interior surfaces of the ceilings, walls and floors and all doors and all interior windows. Tenant shall also be responsible for the cost to maintain at all times in good order, condition and repair, the Tenant’s Speciality Equipment, whether the same was installed initially, or at a later date, by Landlord or by Tenant. The costs incurred by Landlord to maintain such LAN HAVAC (if not properly maintained by Tenant) shall be billed to Tenant as additional rent, and shall be payable by Tenant within thirty (30) days following receipt of the billing statement.
          (c) Tenant shall be responsible for all repairs in and to the Building the need for which arises out of (i) the moving of Tenant’s property into or out of the Building; or (ii) any negligence of Tenants, its agents, contractors, employees or invitees (except to the extent that the cost thereof is covered by insurance maintained by Landlord under this Lease).
          (d) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to commence such work promptly and diligently prosecute it to completion, Landlord shall have the right, following not less than ten (10) days’ prior written notice to Tenant (except if such failure results in an emergency condition, the notice period may be reduced commensurate with such emergency), to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant within fifteen (15) days after demand, with interest from the date of such work, at a rate equal to the prime commercial rate of interest published by the Wall Street Journal closest to the date such work was commenced. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.
          (e) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry two hundred pounds per square foot. Landlord reserves the right to consult with its structural engineer if necessary, in Landlord’s opinion, to resolve any questions concerning this matter, in which event the determination of the engineer shall be conclusive and the cost of any such determination shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be reasonably objectionable to Landlord or other Park tenants.
          (f) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Building or the Premises, absent the negligent or willful acts or omissions of Landlord or Landlord’s agents, employees, contractors, invitees or licensees. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant’s business in the Premises and with the use by Tenant, its agents, officers, contractors, employees and invitees of the common areas associated therewith.
          (g) As soon as is reasonably practicable after Tenant obtains actual knowledge thereof, Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.
          (h) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord broom clean and in the same condition as on the date hereof, except for all alterations that have been performed by or on behalf of Tenant (which are governed by Section 12); normal wear and tear; and condemnation or casualty loss (provided such casualty loss is not caused by the negligent act or omission of Tenant, its agents, officers, contractors, employees or invitees (except to the extent covered by insurance to be maintained under this Lease)). Any damage to the Premises, including any structural damage, resulting from Tenant’s use or from the removal of Tenant’s fixtures, furnishings and equipment shall be repaired promptly by Tenant at Tenant’s expense, except to the extent covered by Landlord’s insurance. Landlord shall bill Tenant, as promptly as is practicable, for the costs of any cleanup and/or repairs to the Premises necessitated by Tenant’s use and occupancy thereof (normal wear and tear and losses caused by Landlord’s negligence or that of its employees, invitees, agents or contractors excepted) and such costs shall constitute additional rental due and payable hereunder notwithstanding any expiration or termination of this Lease.
     7. Compliance With Laws.
Tenant covenants and agrees that it will, at its own expense, observe and comply with all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions and requirements of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the Premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the Premises are situated, in any way pertaining to the Premises or the use and occupancy thereof. Notwithstanding the foregoing, Tenant shall not be required to pay (and Landlord shall pay) the cost of any building code requirement related to capital repairs or renovations to the Building or Property except if (i) the same relates to the interior of the Premises, and (ii) any such capital repairs or renovations are required solely as the result of any alterations made by or on behalf of Tenant to the Premises after the date hereof or as a result of Tenant’s specific use. In the event Tenant shall fail to comply with any of the aforesaid laws, orders, rules, or requirements, Landlord or its agents may, following not less than ten (10) days’ prior written notice (provided that in the event of an emergency, the notice period may be decreased commensurate with the emergency), enter the Premises and take all such action and do all such work in or to the Premises as may be necessary in order to cause compliance with such laws, orders, rules or requirements, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the reasonable expenses incurred by Landlord in taking such action and performing such work.
     8. Assignment and Subletting.
          (a) Tenant covenants and agrees not to assign this Lease, in whole or in part, nor to sublet the Premises, or any part thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of Landlord in each instance first had and obtained, which Landlord shall not unreasonably withhold, condition or delay. Notwithstanding the foregoing, Tenant may assign this Lease, or sublet all or any portion of the Premises to any subsidiary, affiliate or successor of Tenant, or to any person or entity that acquires substantially all the assets or capital stock of Tenant (collectively “a Related Party”) without Landlord’s prior written consent, but Tenant shall nevertheless give Landlord written notice of any such assignment or sublease within five (5) days after the effective date thereof. If any assignment or subletting is permitted pursuant to this subsection (whether or not to a Related Party), Tenant shall not be relieved from any liability whatsoever under this Lease Agreement. In the event that the amount of the rent or other consideration to be paid to Tenant by any assignee or sublessee (other than a Related Party) is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease after reimbursement of any reasonable costs incurred by Tenant (such as tenant’s improvements, legal fees, brokerage commissions and the like) incurred by Tenant in procuring such assignment or sublease (the “Profit”), Tenant shall pay Landlord fifty percent (50%) of the Profit when and as received by Tenant from such assignee or sublessee. Landlord shall not be entitled to any portion of the Profit in the event the assignee or sublessee is a Related Party. Any consent by Landlord to an assignment or subletting shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant’s creditors shall not be effective to transfer or assign Tenant’s interest under this Lease unless Landlord shall have first consented thereto in writing. In the event Tenant desires to assign this Lease or to sublease more than fifty percent (50%) in the aggregate of the Premises then leased by it to a party other than a Related Party, and for fifty percent (50%) or greater of the remaining term under this Lease, then Landlord shall have the right and option to terminate this Lease, which right and option shall be exercisable by written notice from Landlord to Tenant within ten (10) business days from the date Tenant gives Landlord written notice (“Sublet Notice”) of its desire to assign this Lease or sublet more than 50% of the Premises to other than a Related Party. In such event, the termination of this Lease shall be effective on the date that Tenant would have delivered the Premises (or a portion thereof) to the assignee or subtenant, as provided in its Sublet Notice. If Landlord fails to give timely notice of such termination election, then Landlord shall be deemed to have approved such requested sublease or assignment as requested by Tenant.
          (b) It is agreed that it shall not be a reasonable basis for Landlord to withhold permission for subletting or assignments by Tenant if Landlord (i) is negotiating with the proposed subtenant(s) of Tenant for other office space owned or controlled by Landlord, or (ii) has other office space available for rent in other buildings owned or controlled by Landlord.
          (c) Landlord agrees that it will respond to any request by Tenant for an approval of a prospective sublease or assignment within ten (10) business days of Tenant’s written request to be accompanied by (i) the name of the proposed entity to include a description of the core business and the intended use of the Premises to be assigned or subleased, (ii) reasonable and customary financial information to the extent available, (iii) a floor plan showing the intended area to be subleased or assigned, and (iv) an executed term sheet setting forth the basic terms of the prospective transaction which shall not be deemed to mean a negotiated or executed assignment or sublease agreement. If Landlord fails to give timely notice of its approval or disapproval, or termination election (if applicable), then Landlord shall be deemed to have approved such requested sublease or assignment as requested by Tenant.
     9. Increase in Landlord’s Insurance Rates.
Tenant will not do, or suffer to be done, anything in or about the Premises, or keep or suffer to be kept, anything in or about the Premises which will contravene or affect any policy of insurance against loss by fire or other hazards, including but not limited to public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates. Tenant will, at Tenant’s sole expense, take all such actions and make any installations or alterations as may be necessary to obtain reasonable insurance rates for the Premises (given its character and permitted uses) and the Building caused by the occupancy of Tenant, the nature of the business carried on by Tenant in the Premises, or otherwise resulting from any act of Tenant, its agents, servants, employees or customers, or anything done or suffered to be done by Tenant, its agents, servants, employees or customers, outside of what are permitted uses hereunder. However, any installations, alterations or improvements to the Premises which could result in a reduction in insurance rates shall only be undertaken at the sole cost of Landlord, unless the same are required as the result of any installations, alterations or improvements made by Tenant to the Premises other than those for Tenant’s intended use of the Premises.
     10. Insurance — Indemnity.
          (a) Tenant covenants and agrees that from and after the Lease Commencement Date, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance:
               (i) Business Personal Property insurance covering Special Causes of Loss. Such Business Personal Property insurance shall not be in an amount less than that required to replace all of the Tenant’s trade fixtures, decorations, furnishings, equipment and personal property and in an amount required to avoid the application of any coinsurance provision. Such Business Personal Property insurance shall contain a Replacement Cost valuation provision.
               (ii) Plate glass insurance covering all plate glass in the Premises (if the Premises include such glass other than ordinary windows). Tenant shall be and remain liable for the repair and restoration of all such plate glass.
               (iii) Boiler and Machinery insurance (if, at any time during this Lease, Tenant’s operations include a pressure vessel). Such Boiler and Machinery insurance will be on a Repair and Replacement basis, will be against Comprehensive perils, shall not be in an amount less than that required to replace all of the Tenant’s trade fixtures, decorations, furnishings, equipment and personal property and shall be in an amount required to avoid the application of any coinsurance provision.
               (iv) Business Income insurance covering Special Causes of Loss. Such Business Income insurance shall be in minimum amounts typically carried by prudent businesses engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect for the Lease Year.
               (v) Commercial General Liability insurance (written on an occurrence basis) including Contractual Liability coverage insuring the obligations assumed by Tenant under this Lease, Premises and Operations coverage, Personal Injury Liability coverage, Independent Contractor’s Liability coverage. Such Commercial General Liability insurance shall be in minimum amounts typically carried by prudent businesses engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Three Million Dollar ($3,000,000) annual aggregate. If the nature of Tenant’s operations are automobile-related, Tenant may satisfy this requirement with Garage Liability insurance with limits of not less than Two Million Dollars ($2,000,000) per accident for Auto, Two Million Dollars ($2,000,000) per accident for other-than-Auto and a Three Million Dollars ($3,000,000) annual aggregate for other-than-Auto. If Tenant conducts operations at locations and/or projects other than the Premises, such annual aggregate limit will be expressed on a “per location” and/or “per project” basis, as the case may be. If the nature of Tenant’s operations are such that Tenant has seniors, children, developmentally-disabled or other vulnerable people in its care or if such people are in the Tenant’s care incidental to the Tenant’s operations, Tenant’s Commercial General Liability insurance shall not exclude coverage for Sexual Abuse and/or Molestation. Such Commercial General Liability insurance shall be primary to — and non-contributory with — any similar insurance maintained by Landlord.
               (vi) Workers’ Compensation insurance including Employer’s Liability insurance. Such Workers’ Compensation insurance shall be for the statutory benefits which may, from time to time throughout the term of this Lease, become payable in the jurisdiction in which the Premises are located. Such Employer’s Liability insurance shall be in amounts not less than One Hundred Thousand Dollars ($100,000) for each accident, Five Hundred Thousand Dollars ($500,000) as a policy limit for disease and One Hundred Thousand Dollars ($100,000) per employee for disease. Such Workers’ Compensation insurance will include a Waiver of Subrogation in favor of Landlord.
          (b) All such insurance shall: (1) be issued by a company that is “Admitted” to do business in the jurisdiction in which the Premises are located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A: IX from A.M. Best Company; (2) (except for Workers’ Compensation and Employer’s Liability) name Landlord, the managing agent of the Building (if any) and the holder of any Mortgage as Additional Insureds/Loss Payees, as applicable; (3) contain an endorsement prohibiting cancellation or failure to renew without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested) of such proposed action (no less than ten [10] days’ notice of cancellation or failure to renew for non-payment of premium).
          (c) No such Commercial General Liability, Automobile Liability, Workers’ Compensation or Employer’s Liability insurance shall contain a self-insured retention provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings as that which contains the Premises to require similar-sized tenants in similar industries to carry insurance of such higher minimum amounts or of different types. At the commencement of this Lease, Tenant shall deliver a certificate of all required insurance and will continue throughout the term of this Lease to do so not less than ten (10) days prior to the expiration of any required policy of insurance. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.
          (d) All insurance shall provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, employees, agents, representatives and any other party required to be the recipient of such a waiver under the terms of any written contract or agreement with Landlord pertaining to this Lease and/or to the Premises, in connection with any loss or damage covered by such policy. Tenant shall, and does hereby, indemnify and hold harmless Landlord from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including reasonable attorneys’ fees) (i) relating to or arising from the use and occupancy of the Premises; (ii) due to or arising out of any mechanic’s lien filed against the Building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Landlord or Landlord’s agents, employees, contractors, invitees or licensees, in which event, Landlord shall indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission. Notwithstanding the foregoing, Tenant shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid, against any damage or injury arising from perils against which Tenant is required by this Lease to insure, regardless of the negligence, act or omission of others.
          (e) Landlord covenants and agrees that from and after the Lease Commencement Date of this Lease. Landlord will carry and maintain (subject to reimbursement as an Operating Expense) and in the amounts specified and in the form hereinafter provided, the following types of insurance:
               (i) Fire and Extended Coverage. Fire and extended coverage insurance covering the Building and the Property and any alterations, improvements, additions or changes made by Landlord thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against special causes of loss as defined within the property insurance form promulgated by the Insurance Services Office, Inc. Such insurance shall be on an agreed value (no coinsurance) basis and shall have a deductible of not more than Twenty-Five Thousand Dollars ($25,000.00).
               (ii) Commercial General Liability. Commercial general liability insurance covering the Building and the Property and Landlord’s use thereof against claims for bodily injury or death and property damage occurring upon, in or about the Property, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000.00) arising out of anyone occurrence. The insurance coverage required under this Section 10(e)(ii) shall, in addition, extend to any liability of Landlord’s arising out of Landlord’s indemnities hereinafter provided, as well as independent contractors’ liability, products/completed operations liability, personal injury liability and contractual liability. If such insurance contains an annual aggregate limit, the annual aggregate limit may not be diminished by claims occurring at locations other than the Property.
               (iii) Boilers. If the Building shall contain a boiler or other pressure vessel, Landlord shall carry boiler and machinery insurance with a direct damage limit of not less than the full value of the Building. Such insurance shall be written on a “repair and replacement” (replacement cost) basis.
               (iv) Worker’s Compensation. Worker’s compensation insurance covering Landlord’s employees for statutory benefits payable in the Commonwealth of Virginia and including employer’s liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) per employee for disease and One Hundred Thousand Dollars ($100,000.00) as a policy limit for disease.
          (f) All policies of insurance to be provided by Landlord shall be issued in a form reasonably acceptable to Tenant by insurance companies with general policyholder’s rating of not less than A- :XI as rated in the most current available “Best’s Insurance Reports,” and qualified to do business in the Commonwealth of Virginia. A certificate of each such policy of insurance shall be delivered to Tenant within ten (10) days after the commencement of this Lease and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Landlord in like manner and to like extent. All such certificates of insurance shall contain a provision that the company writing said policy or its agent will give to Tenant at least thirty (30) days notice in writing, in advance, of any cancellation, or lapse, or the effective date of any reduction in the amounts of insurance. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Tenant shall nevertheless be entitled to recover under said policies for all loss occasioned to it, its servants, agents and employees by reason of the negligence of Landlord or any other named insured. Any insurance provided for may be effected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Tenant shall be named as an additional insured thereunder as its interest may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Landlord shall contain an express waiver of any right of subrogation by the insurance company against the Tenant.
          (g) Landlord shall, and does hereby, indemnify and hold harmless Tenant, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including reasonable attorneys’ fees) (i) relating to or arising from the management, operation and maintenance of the Property and the Park by Landlord, its agents, contractors and employees; (ii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Tenant or Tenant’s agents, employees, contractors, invitees or licensees, in which event, Tenant shall indemnify and hold harmless Landlord to the extent of such negligence or willful act or omission. Notwithstanding the foregoing, Landlord shall at all times remain liable for, and indemnify and hold harmless Tenant as aforesaid against, any damage or injury arising from perils against which Landlord is required by this Lease to insure, regardless of the negligence act or omission of others.
     11. Alterations.
Tenant shall not make any alterations to the Premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant shall desire to make such alterations (other than as may be necessary for the installation of Tenant’s equipment and cabling) which involve the modification to any component or mechanical system of the Building, or which cost in the aggregate more than Five Thousand Dollars ($5,000.00), plans for the same shall first be submitted to and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed except with regard to Building structural modifications, as to which approval may be withheld in Landlord’s sole discretion), and all work and installations shall be performed by Tenant at its own expense in accordance with reasonably approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to the Premises by reason thereof. Tenant agrees to obtain, at Tenant’s expense, all permits required for such alterations.
     12. Ownership of Alterations.
Tenant shall have the right, at any time and from time to time during the Lease term, to remove any and all alterations made by Tenant to the Premises, provided Tenant repairs any damage done to the Premises caused by such removal. Upon the expiration or termination of this Lease, Tenant shall restore the Premises to their condition existing on the Lease Commencement Date at Tenant’s sole expense, ordinary wear and tear and damage by casualty excepted. Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the Premises. Tenant shall repair promptly, at its own expense, any damage to the Premises or Building caused by bringing into the Premises any property for Tenant’s use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused. Notwithstanding any of the foregoing provisions, at the expiration or earlier termination of the term of this Lease, Tenant shall remove all of the alterations made by Tenant to the Premises subsequent to the Lease Commencement Date, unless Landlord agrees in writing that the alterations (or identified portions thereof) may remain in the Premises. Tenant shall have the right to request that Landlord make such determination at the time Tenant originally requests Landlord’s consent to the construction of the applicable alterations, in which case Landlord shall respond promptly.
     13. Default.
          (a) Any of the following events shall constitute an Event of Default by Tenant:
     (i) If the rent (basic or additional) shall be in arrears, in whole or in part, for a period of five (5) working days after written notice of such delinquency; or
     (ii) If Tenant shall have failed to perform or comply with any other term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of thirty (30) days after notice of such failure from Landlord; provided that if such failure is due to a condition or action which cannot reasonably be cured within thirty (30) days, Tenant shall not be in default so long as Tenant commences to cure such failure within such thirty-day period and thereafter diligently pursues the cure until completed; or
     (iii) If there shall occur an Act of Bankruptcy, as defined in Section 39 hereof; or
     (v) If Tenant’s leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic’s lien) is filed against Tenant’s leasehold interest and is not discharged within ten (10) days thereafter.

          (b) Upon the happening of an Event of Default as defined in subsection (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:
               (i) To distrain for any Base Rent or additional rent in default; provided, however, that Landlord agrees to subordinate its right of distraint hereunder to the rights of any lender providing financing to Tenant, and Landlord agrees to promptly execute and deliver to Tenant such lender’s standard form of subordination agreement as may be reasonably requested by Tenant from time to time;
               (ii) At any time after an Event of Default, without further notice except as provided in Section 13(a) hereof, to declare this Lease terminated and enter the Premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant’s holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws; and
               (iii) At any time after an Event of Default, without further notice, except as provided in Section 13(a) hereof, to re-enter the Premises without terminating the Lease, with the benefit of all laws referred to in clause (ii) above.
          Notwithstanding such reentry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date; (b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant’s default, including, but not limited to, the reasonable costs of reletting the Premises and any broker’s commissions payable as a result thereof; (c) all of Landlord’s costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (d) the present value (computed at a discount rate of 10% per annum) of the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the Premises for the balance of the term to be determined as of the date of reentry; or at Landlord’s option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (e) any other damages recoverable by law. In the event any action is brought to enforce or interpret the provisions of this Lease, the court shall award the prevailing party in such action reasonable attorneys’ fees and costs sufficient to reimburse the prevailing party for all costs incurred in connection with such action and the preparation for such action.
          (c) Tenant hereby waives any right to recover possession of the Premises or to redeem or reinstate this Lease, which the Tenant would otherwise have after Landlord recover possession of the Premises in accordance with this Section 13.

          (d) In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder on the date due. Tenant shall pay a late charge equal to ten percent (10%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant within five (5) days after written notice from Landlord to Tenant assessing the same. In addition, any such rental payment or other charge which is delinquent for five (5) days or more, shall bear interest from the date on which same was due at a rate equal to four (4) percentage points above the prime rate of interest published by the Wall Street Journal on the date closest to the date on which any such payment was due.
          (e) If Landlord shall have failed to perform or comply with any term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of thirty (30) days after written notice of such failure from Tenant (provided that if such failure cannot reasonably be cured within thirty (30) days, Landlord shall not be in default so long as Landlord commences to cure such failure within such thirty (30) day period and thereafter diligently pursues the cure until completed), Tenant may take such action as may be necessary to cure the default upon giving Landlord notice that it intends to do so, in which event Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in curing such default, within thirty (30) days following receipt by Landlord of an itemized statement from Tenant setting forth all such costs, together with backup paid receipts or vouchers.
     14. Damage or Destruction.
          (a) If, during the Lease term, the Premises are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in the Premises, Landlord shall promptly cause such damage to be repaired; if such damage renders a substantial portion of the Premises untenantable, the rent reserved hereunder shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire gross rentable area of the Premises, and such reduction shall be apportioned from the date of the casualty to the date when the Premises are rendered fully tenantable. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant’s leasehold improvements, alterations, betterments, fixtures or equipment, Tenant shall cause the same to be repaired or restored at Tenant’s sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.
          (b) If, during the Lease term, the Premises or a substantial portion of the Building are rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option either to restore the Premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty. If Landlord elects to restore the Premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the Premises are again rendered tenantable.
          (c) In the event Landlord elects to restore or repair the Building and Premises in accordance with subsection (b) above, and in the further event that Landlord does not substantially complete such restoration or repair within two hundred seventy (270) days from the date of the fire or other casualty. Tenant shall have the right and option to terminate this Lease by written notice thereof to Landlord given after the expiration of such two hundred seventy (270) day period, provided such notice is given before substantial completion of such repair or restoration.
     15. Possession.
     Intentionally Deleted.
     16. Exterior of Premises — Signs.
          (a) Tenant covenants and agrees that it will not place or permit any window display, sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the Premises or the Building (including without limitation any displays on or in any motor vehicles used by Tenant, its employees, agents and servants), nor paint or make any change in, to or on the exterior of said Premises to change the uniform architecture, paint or appearance of the Building, without in each such instance obtaining the prior written consent of Landlord and, if applicable, of any owners’ association or similar entity which may govern the use of Loudoun Tech Center. Landlord approves the existing “Neustar” sign on the building. Landlord agrees not to unreasonably withhold, condition or delay the granting of its consent hereunder. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax arising as a result of any such installation immediately when due. Tenant shall obtain, at Tenant’s expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times. As long as Tenant leases at least seventy-five percent (75%) of the rentable square footage of the Building and there are no defaults existing hereunder beyond any applicable grace or cure period, Landlord agrees that Tenant’s sign shall be the exclusive sign on the exterior of the Building.
          (b) Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the Premises or Building in the front, rear or sides of the Building, not block any sidewalk, parking lot or other exterior portion of the Premises or Building, not do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenant, not do anything which will, in any way, change the uniform and general design of the Building or the Property.
          (c) Notwithstanding any of the foregoing provisions, Tenant shall have the right to erect and maintain an exterior sign (with Tenant’s name or trade name) on the Building subject to Landlord’s prior written consent to Tenant’s sign plan showing the location, color, logo, size and other details of such sign. Such sign shall comply with all legal requirements, as well as any applicable requirements of the Loudoun Tech Center Association or its Architectural Review Committee. Tenant shall procure all permits necessary to erect and maintain such sign, at Tenant’s cost, and Tenant shall keep and maintain the sign in reasonable repair. Tenant shall likewise repair any damage to the Building caused by the installation, maintenance or removal of the sign.

     17. Parking.
Subject to condemnation, casualty and other causes beyond Landlord’s control (despite its diligent efforts), the parking area adjacent to the Building as shown on Exhibit A shall contain not less than four (4) parking spaces for each one thousand (1,000) square feet of rentable area within the Building. Tenant, its agents, employees, officers and invitees, shall have the right to the use of such parking area in common with all other tenants of the Park and their respective agents, employees, officers and invitees, and Tenant shall have not less than twenty (20) spaces immediately adjacent to the Building which will contain signage designating such spaces as exclusively for the use of Tenant’s visitors. Landlord shall have no liability if any of such reserved spaces are used by unauthorized vehicles.
     18. For Rent/Sale Signs.
Landlord shall have the right to place a “For Rent” sign on any portion of said Premises for three (3) months prior to termination of this Lease. During such three-month period, Landlord may show the Premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. on any day except Sunday or any legal holiday on which Tenant shall not be open for business, upon reasonable prior notice to Tenant and provided that Tenant is afforded a reasonable opportunity to provide an escort should the nature of Tenant’s business so require.
     19. Water and Other Damage.
Landlord shall not be liable for, and Landlord is hereby released and relieved from all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly, caused by (a) dampness, water, rain or snow, in any part of the Premises or in any part of any other property of Landlord or of others, and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the Premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, except to the extent caused by the negligent or willful action or omission of Landlord or Landlord’s employees, agents, contractors, invitees or licensees and not otherwise covered by insurance.
     20. Right of Entry.
Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the absolute and unconditional right, license and permission, at any and all reasonable times, to enter and inspect the Premise or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the Premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this Lease, between the hours of 9:00 A.M. and 5:00 P.M. on any day except Sunday or any legal holiday on which Tenant shall not be open for business, upon reasonable prior notice to Tenant and provided that Tenant is afforded a reasonable opportunity to provide an escort should the nature of Tenant’s business so require. Notwithstanding the foregoing, if Landlord’s entry is required because of a dangerous or emergency condition requiring immediate attention, the provisions of the foregoing sentence shall not prohibit Landlord’s immediate entry into the Premises, so long as Landlord gives Tenant such notice as may be reasonable under the circumstances.

     21. Termination of Term.
          (a) It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the Premises after such expiration or termination, it is understood that Tenant shall hold the Premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to one hundred fifty percent (150%) of the highest monthly rental installment reserved in this Lease, plus all additional rent required under this Lease. Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by tenants that may be now in force or may hereafter be enacted.
          (b) At the time Tenant surrenders the Premises to Landlord, the Premises shall be in compliance, to the best of Tenant’s actual knowledge, with all applicable building code requirements insofar as such requirements relate to Tenant’s use and occupancy of the Premises or to any installations, alterations or improvements made by Tenant thereto.
     22. Condemnation.
          (a) If, during the term of this Lease, all or a substantial part of the Premises shall be taken by police power or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking. Except as provided in Section 22(d) below, Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For the purposes of this subsection, “a substantial part of the Premises” shall mean such part that the remainder thereof is rendered inadequate for Tenant’s business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.
          (b) If, during the Lease term, less than a substantial part of the Premises (as hereinabove defined) is taken by police power or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and except as provided in Section 22(d) below, Tenant shall have no right to participate in any award or damages for such taking and tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the Premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If Landlord does not substantially complete the making of such repairs or improvements within one hundred twenty (120) days from the date of the taking, Tenant shall have the right to terminate this Lease provided Tenant gives Landlord written termination notice after the expiration of such one hundred twenty (120) day period, so long as such notice is given prior to Landlord’s substantial restoration of the Premises as aforesaid. If, as a result of such taking, any part of the Premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the Premises unusable, there shall be no abatement of rent.
          (c) For purposes of this section, “taking” shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words “award or damages” shall, in the event of such sale or settlement, include the purchase or settlement price.
          (d) Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant’s own tangible property and such amount as may be payable by statute or ordinance toward Tenant’s damages for Tenant’s loss of business, removal and relocation expenses, as well as any other damages for loss of its Lease (including compensation for any increased rent that Tenant shall incur as a result of relocation) so long as such other amounts do not reduce or in any manner adversely affect Landlord’s entitlement or ability to obtain the amounts to which Landlord would otherwise be entitled as compensation under applicable law.
     23. Subordination; Non-Disturbance.
This Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust upon the Building and Property now or hereafter to be made, unless the mortgagee or holder of the deed of trust elects to have Tenant’s interest hereunder superior to the interest of the mortgagee or holder of such deed of trust, so long as the mortgagee or holder of such deed of trust agrees to a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to Tenant, which includes provisions which permit Tenant to remain in possession following any foreclosure or other action by such lender, with all of Tenant’s rights hereunder remaining in full force and effect so long as no Event of Default has occurred under the provisions of this Lease. The Tenant agrees to execute any documents necessary, subsequent to the execution of this Lease, which are required to effect such subordination.
     24. Attornment.
          (a) If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due to Landlord hereunder either to Landlord or to such assignee, as required by such notice. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee’s interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.
          (b) In the event the Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon request, but subject to the provisions of Section 23, to attorn to and acknowledge the foreclosure purchase or purchasers at such sale as the landlord hereunder.

     25. Notices to Mortgagee.
Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed ninety (90) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.
     26. Estoppel Certificate.
Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord (or its designee) a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any. Any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the Premises or the Building.
     27. Landlord’s Right to Perform Tenant’s Covenants.
          (a) If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall have the right (but not the obligation) to perform the same if Tenant has not done so, subject to the same notice requirements and other terms and conditions set forth in Section 13(a)(ii) of this Lease, and if necessary to enter the Premises for such purposes without notice. The reasonable cost thereof to Landlord shall be deemed to be additional rent hereunder payable by Tenant, shall be due and payable by Tenant upon demand, and Landlord shall have the same rights and remedies with respect to such additional rent as Landlord has with respect to the rental reserved hereunder.
          (b) If Landlord shall fail to perform any covenant or duty required of it by this Lease or by law, Tenant shall have the right (but not the obligation) to perform the same if Landlord has not done so, subject to the same notice requirements and other terms and conditions set forth in Section 13(e) of this Lease.
     28. Non-Waiver of Future Enforcement.
The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance of performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease, including the provision breached. No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or

Tenant shall discharge or invalidate such covenant or provision or shall affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.
     29. Personal Property Taxes.
Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any leasehold interest of Tenant or personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the Premises by Tenant.
     30. Recordation of Lease.
Tenant or Landlord may request that the parties execute a memorandum of this Lease in a form suitable for recording under applicable Virginia law. The party requesting such recording of such Memorandum of Lease shall pay all costs of recordation, including any transfer or recordation taxes thereon.
     31. Severability.
          (a) It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted. Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of res adjudicata, former recovery, extinguishment, merger, election of remedies or other similar defense as a default said suit or suits.
          (b) If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity for the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.
     32. Non-Waiver.
It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver, and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.
     33. Successors and Assigns.
          (a) Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns; and shall be binding upon Tenant, its successors and assigns, including without limitation any trustee in bankruptcy or debtor-in-possession and any assignee of the same; and shall inure to the benefit of Tenant and its Related Parties as set forth in Section 5 hereof, as well as any assignees of Tenant to whom an assignment by Tenant has been consented to in writing by
Landlord.
          (b) In the event Landlord’s interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, Landlord (or any subsequent assignee or transferee of Landlord’s interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder. Further, the liability of Landlord, its successors and assigns, under this Lease shall at all times be limited solely to Landlord’s interest in the land and improvements comprising the Building (including rents; insurance and condemnation proceeds; and the proceeds of any sale or financing) and in the event the owner of Landlord’s interest in this Lease is at any time an individual, partnership, joint venture or unincorporated association, Tenant agrees that such individual or the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder.
     34. Security Deposit.
          (a) The parties hereby acknowledge that Landlord is holding a security deposit in the amount of Fifty Thousand Dollars ($50,000.00) pursuant to the Original Lease. The Landlord agrees that it will accept the transfer of the existing $50,000.00 deposit under the Original Lease as the new deposit required under this Section 34(a), to secure the faithful performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, in the event the amount of the security deposit held by Landlord for the Original Lease is less than $50,000.00 at the time of the Lease Commencement Date under this Lease, Tenant shall immediately pay such difference to Landlord so that the full amount of the Security Deposit is being held by Landlord under this Lease.
          (b) The parties hereby agree that if the net worth of the Tenant declines to an amount equal to Five Hundred Million Dollars ($500,000,000.00) or less at anytime during the term of this Lease, the Tenant shall immediately deliver to Landlord an additional security deposit of Fifty Thousand Dollars ($50,000.00), for a total security deposit of One Hundred Thousand Dollars ($100,000.00). Tenant agrees to deliver to Landlord each year during the term hereof a copy of Tenant’s annual report or such other documentation that sets forth the net worth of the Tenant. Tenant agrees that Landlord shall have the right, but not the obligation, in its sole discretion, after five (5) days’ prior notice to Tenant, to apply said security deposit or any portion thereof to cure or remedy any Event of Default by Tenant hereunder, including but not limited to default in payment of rent and additional rent, or to reimburse Landlord for costs incurred by Landlord if Tenant fails to restore the Premises at the end of the term to its condition existing at the commencement of this Lease, subject to ordinary wear and tear, casualty and condemnation, to the extent required under Section 12 above. Said sum, if not sooner applied, shall be returned to Tenant, without interest, within ten (10) days after vacating of the Premises by Tenant and termination of this Lease (or upon termination of the last renewal term of this Lease if this Lease contains a renewal option and Tenant properly exercises said option), provided that Landlord shall nevertheless have the right to draw upon the security deposit in such amounts as reasonably required for any damages sustained by Landlord if (i) Tenant is then in default under any of the provisions of this Lease, or (ii) there is damage to the Premises beyond ordinary wear and tear and the Premises have not been left in a clean condition and in good order with all debris, rubbish and trash placed in proper containers.
          (c) If Tenant provides a Letter of Credit in lieu of cash hereunder (which Letter of Credit must be in form and substance reasonably acceptable to Landlord), and Landlord draws upon the Letter of Credit and uses all, or any portion, of the proceeds thereof to cure any default by Tenant under this Lease, Tenant agrees to deposit with Landlord, within fifteen (15) days after Landlord’s written request, a cash sum or letter of credit in sufficient amount, which when added to any remaining proceeds from the Letter of Credit, will equal the full principal sum of the security deposit. Tenant shall have the right to provide a Letter of Credit in the face amount of One Hundred Thousand Dollars ($100,000.00), representing the $50,000.00 security deposit required above and the $50,000.00 deposit required under the Amended and Restated Office Lease of even date herewith between Landlord and Tenant for Building VIII. If Tenant elects to provide a Letter of Credit in the face amount of One Hundred Thousand Dollars, one-half of such Letter of Credit ($50,000.00) shall be applicable to the security deposit under this Lease, and one-half of the Letter of Credit ($50,000.00) will be applicable to the security deposit under the Amended and Restated Office Lease for Building VIII. If the security deposit is in the form of cash, Landlord shall be entitled to commingle the security deposit with its own funds, and Landlord shall not be required to pay Tenant any interest thereon. Tenant further agrees that no mortgagee or holder of a deed of trust on the Premises and no purchaser of said Premises at any foreclosure sale shall have any liability to Tenant for Tenant’s security deposit, unless such security deposits are actually delivered to such mortgagee, holder of a deed of trust or purchaser.
          (d) As it relates to the provisions herein, every use of the term “Event of Default” or “default” shall be limited to that meaning of the terms set forth in Section 13 of this Lease.
     35. Bankruptcy.
          (a) An “Act of Bankruptcy” shall mean:
               (i) the application by Tenant or any guarantor of Tenant or its or their consent to the appointment of a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or a substantial part of its or their assets;
               (ii) the filing of voluntary petition in bankruptcy or the admission in writing by Tenant or any guarantor of Tenant of its inability to pay its debts as they become due;

               (iii) the making by Tenant or any guarantor of Tenant of an assignment for the benefit of its creditors;
               (iv) the filing of a petition or an answer seeking a reorganization or an arrangement with its creditors or an attempt to take advantage of any insolvency law;
               (v) the filing of an answer admitting the material allegations of a petition filed against Tenant or any guarantor of Tenant in any bankruptcy, reorganization or insolvency proceeding;
               (vi) the entering of an order, judgment or decree by any court of competent jurisdiction adjudicating Tenant or any guarantor of Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or of all or a substantial part of its or their assets; or
               (vii) the commencing of any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and the continuation of such order, judgment, decree or proceeding unstayed for a period of sixty (60) days.
          (b) Upon the occurrence of an Act of Bankruptcy, this Lease and all rights of Tenant hereunder shall automatically terminate with the same force and effect as if the date of any such event were the date stated herein for the expiration of the term, and Tenant shall vacate and surrender the Premises, but shall remain liable as herein provided. Landlord reserves any and all remedies provided herein or at law or in equity.
          (c) If this Lease is not terminated in accordance with subsection (b) above because such termination is not permitted under the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), then upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree:
               (i) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;
               (ii) To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all basic rent and all additional rent reserved hereunder;
               (iii) To reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within thirty (30) days of the filing of a petition under any other Chapter;
               (iv) To give Landlord at least forty-five (45) days’ prior written notice of any proceeding relating to any assumption of this Lease;

               (v) To give Landlord at least thirty (30) days’ prior written notice of any abandonment to be deemed conclusively a rejection of this Lease;
               (vi) To be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above; and
               (vii) To be deemed to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.
          (d) Not withstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as rent, shall constitute “rent” for the purposes of Section 502(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorney’s fees incurred by Landlord by reason of Tenant’s bankruptcy.
          (e) In the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not directly paid or delivered to Landlord shall be held in trust for the benefit of Landlord by the recipient thereof and be promptly paid to or turned over to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, the notice of such proposed assignment setting forth (i) the name and address of such person; (ii) all of the terms and conditions of such offer; and (iii) adequate assurance to be provided to Landlord to assure such assignee’s future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

          (f) Nothing contained in this Section 35 shall be deemed in any manner to limit Landlord’s rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended.
          (g) No default under this Lease by Tenant, either prior to or subsequent to any Act of Bankruptcy, shall be deemed to have been waived unless expressly done so in writing by Landlord.
          (h) Neither Tenant’s interest in this Lease, nor any estate created hereby in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided by the Bankruptcy Code.
     36. Environmental Provisions.
          (a) Tenant and its successors and assigns shall use and operate the Premises, the Building and the Property, respectively, at all times during the term hereof, under and in compliance with the laws of Loudoun County and the Commonwealth of Virginia, and in compliance with all applicable Environmental Legal Requirements. “Environmental Legal Requirements” shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or omissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls (“PCB’s”) or asbestos, or asbestos containing products or materials, to the disposal, treatment, storage or management of solid or other hazardous or harmful wastes or to exposure to toxic, hazardous or other harmful materials (collectively “Hazardous Substances”), to the handling, transportation, discharge or release of gaseous or liquid substance and any regulation or final order or directive issued pursuant to such statute or ordinance, in each case applicable to the Premises, the Building, the Property or their operation, construction or modification, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act (“FWPCA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Solid and Hazardous Waste Amendments of 1984 (“RCRA” ), the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state or local statutes addressing similar matters, and any state or local statute providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of any of the above-referenced substances.
          (b) Tenant hereby indemnifies, defends and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the Premises or elsewhere within the Building or Property of Landlord (if brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements, and (ii) within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Requirements with respect to the Premises or with respect to any other portions of Landlord’s Building or Property as the result of the placement or storage of

Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys’ fees, fines or other penalty payments.
          (c) Tenant covenants and agrees to use commercially reasonable efforts to prevent any condition in the Premises, such as excessive moisture, which could create an environment conducive to mold growth and Tenant agrees not to foster or encourage any condition to exist in the Premises which would create such mold growth. Tenant covenants and agrees to regularly inspect the Premises for the presence of mold or for any condition that may reasonably be expected to give rise to mold, including but not limited to the observance of suspected excess dampness or instances of water damage in the Premises. In the event any such condition develops and it is caused by Tenant, Tenant agrees to remedy such condition promptly at Tenant’s sole expense. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any such costs, expenses, actions or liabilities arising from mold within the Premises caused by Tenant, which indemnity shall include reasonable legal fees incurred by Landlord as the result thereof. Tenant further agrees promptly to give notice to Landlord in writing of any actual or potential mold problem, regardless of what may have caused such problem.
          (d) Tenant further agrees that, in the event Landlord notifies Tenant of Landlord’s intention to remediate mold in the Premises or in any adjoining property of Landlord, Tenant will provide access to the Premises to permit Landlord to remediate any such problem. In the event Landlord determines that Tenant should vacate the Premises during such remediation which was not caused by any act or omission of Tenant, its agents, employees, contractors or invitees, Tenant agrees to relocate, at Landlord’s expense, to another Premises owned by Landlord or an affiliate of Landlord, if necessary, in order for Landlord to complete such remediation.
     37. Rules and Regulations.
Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C, and with any reasonable and non-discriminatory amendments or modifications thereto that Landlord shall, from time to time, promulgate with respect to the Building and all other similar buildings in the Park, provided that such amendments or modifications to the rules and regulations may not apply to commercial tenants or to tenants having particular security or access requirements, Any such amendments or modifications to the rules and regulations shall be binding upon Tenant delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.
     38. Captions.
The captions of the various sections of this Lease are for convenience only and are not a part of this Lease. Such captions shall not be construed to define or limit any of the provisions of this Lease.
     39. Final and Entire Agreement.
This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises, Building or Property, except as expressly set forth herein. Any representation, inducement, warranty, understanding or agreement that is not contained in this Lease shall not be of any force or effect.
     40. Brokers.
Landlord and Tenant each represents and warrants to the other that neither of them has employed or dealt with any broker, agent or finder, other than Jones Lang LaSalle (the “Broker”), in connection with this Lease, whose commission shall be paid by Landlord pursuant to a separate agreement. Tenant and Landlord shall each indemnify, defend and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any other broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Broker.
     41. Counterparts.
This Lease may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.
     42. Authority.
The person executing and delivering this Lease on behalf of Tenant hereby covenants and warrants that such person is duly authorized to execute and deliver this Lease on behalf of Tenant.
     43. Notices.
Any notice required by this Lease shall be sent by certified mail, postage prepaid, return receipt requested, by a nationally recognized overnight delivery service, or by hand delivery to Landlord at: c/o Merritt Properties, LLC, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244; and to Tenant at the Premises and to: Neustar, Inc., 46000 Center Oak Plaza, Sterling, Virginia 20166, Attn: J. Bryan Carter; with a copy to Howard Rosenstock, Esquire, Hogan & Hartson, LLP, 555 Thirteenth Street, N.W., Washington, D.C. 20004. Either party may, at any time, and from time to time, designate in writing a substitute address for that set forth above, and thereafter all notices to such party shall be sent to such substitute address.
     44. Tenant Representative.
The name, address and telephone number of Tenant representative to be contacted in event of emergency are as follows:
Name: J. Bryan Carter
Business Phone: 571-434-5436
Cell Phone: 571-228-7968
     45. Waiver of Jury Trial.
THE LANDLORD AND THE TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS

AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     46. Submission Not An Offer.
The submission of this document for examination does not constitute an option or offer to lease the Premises. This document shall have no binding effect on the parties unless executed by both Landlord and Tenant and a fully executed copy is delivered to each of them.
     47. Tenant Installations.
          (a) Emergency Generator. Tenant shall have the right to maintain or install an emergency generator and fuel tank on a pad site adjacent to the Building, mounted to a concrete slab, all of which shall be properly screened, subject to Landlord’s prior written approval of the location, equipment and screening. Such installation and the repair and maintenance thereof shall be performed by Tenant, at Tenant’s sole cost, in accordance with all applicable codes and regulations.
          (b) Supplemental HVAC. Tenant shall have the right to maintain or install supplemental HVAC equipment on the roof of the Building in order to providing supplemental cooling for the LAN rooms in the Premises. Tenant may utilize existing screening located on the roof, but shall be required to add additional screening if the height of the supplemental equipment so requires. Such installation shall be performed by Tenant, at Tenant’s sole cost, in accordance with all applicable codes and regulations. Before commencing any new installation, Tenant shall submit plans and specifications to Landlord for Landlord’s approval as to the location of the equipment, the type and extent of screening and other pertinent details for Landlord’s prior written approval.
          (c) Roof Rights. Tenant shall have the non-exclusive right to install communications, HVAC (as described above), or other equipment benefiting the Premises on the roof of the Building at no additional charge during the Lease term or any extensions thereof. Such installations shall be performed by Tenant, at Tenant’s sole cost, in accordance with all applicable codes and regulations. All of the foregoing installations shall be subject to Landlord’s prior written approval of the location, method of installation, type and extent of screening and other reasonably pertinent detail concerning the same.

     48. Tenant Allowance.
The parties acknowledge and agree that the Base Rent incorporates Landlord’s allowance to Tenant in the amount of Six Hundred One Thousand Seven Hundred Eighty Dollars ($601,780.00) (i.e., $10 per rentable square foot) (the “Tenant Allowance”). The Tenant Allowance may he used by Tenant for the hard and soft costs incurred to design, obtain permits for, renovate and/or construct any improvements within, or to obtain any fixtures and equipment for the Premises following the date of this Lease (subject to any approval required by the provisions of Section 11 hereof). Landlord agrees that it shall not charge any review fee or set-off any fees against the Tenant Allowance for Landlord’s review of any plans or specifications submitted to Landlord by Tenant for proposed improvements to the Premises. Tenant shall have the right to utilize the Tenant Allowance in whole or in part up at any time after eighteen (18) months following the Lease Commencement Date, to one hundred eighty (180) days prior to the tenth (10th) anniversary of the Lease Commencement Date. Tenant shall have the right to use the Tenant Allowance in multiple instances, but in no event more frequently than once per year. Tenant shall submit written requisitions to Landlord for reimbursements, or payments to third parties, from the Tenant Allowance, accompanied by such supporting invoices, bills of sale and receipts as may be reasonably required by Landlord. If the Tenant has not utilized all of the Tenant Allowance by one hundred eighty (180) days prior to the tenth (10th) anniversary of the Lease Commencement Date, the remaining Tenant Allowance shall be forfeited. Notwithstanding the foregoing, Tenant shall be permitted to use all or any portion of the Tenant Allowance for hard and soft costs to design, obtain permits for, renovate and/or construct improvements within, or to obtain any fixtures and equipment for the Tenant’s premises in the property known as Building VIII, 45980 Center Oak Plaza, in the Park.
     49. Hours of Operation.
Subject to condemnation, casualty and other causes beyond the control of Landlord and further subject to Landlord’s reasonable security requirements, access to and operation of the Premises, the roof, and all other parts of the Building shall be permitted on a twenty-four (24) hour per day, seven (7) day per week basis.
     50. Time.
Time is of the essence for all purposes in this Lease.
– Signatures Appear on the Following Page. –

          WITNESS the hands and seals of the parties hereto as of the day and year first above written.

WITNESS:	LANDLORD:

MERRITT-LT1, LLC
By: Merritt Management Corporation, Agent

/s/ [ILLEGIBLE]	By	/s/ Scott E. Dorsey	(SEAL)
Name: Scott E. Dorsey
Title: President

WITNESS/ATTEST:	TENANT:

NEUSTAR, INC.

/s/ Cathleen B. Dockweiler	By	/s/ Paul S. Lalljie	(SEAL)
Name: Paul S. Lalljie
Title: SVP, INTERIM CFO & TREASURER

EXHIBIT A — LEASE PLAN
EXHIBIT B — LANDLORD’S WORK
EXHIBIT C — RULES AND REGULATIONS

EXHIBIT A

LEASE PLAN

BUILDING KEY PLAN

200
NEUSTAR
30,932 SQFT
SECOND FLOOR PLAN

100-140
NEUSTAR, INC.
145
NEUSTAR, INC.
150
WAVELIGHT
FIRST FLOOR PLAN

PLAN NOT TO SCALE - THIS IS NOT A CONSTRUCTION DOCUMENT

LOUDOUN TECH CENTER 10
46000 CENTER OAK PLAZA
STERLING, VA 20166

BUILDING PLAN

DATE: 04.30.01(BASE - FIELD VERIFIED)
ASBUILT DRAWN BY: SJ
DRAWING #: LS8-BLDG

MERRITT
PROPERTIES, LLC
2066 LORD BALTIMORE DRIVE BALTIMORE, MD 21244
410-298-2600 FAX: 410-298-9644
WWW.MERRITTPROPERTIES.COM

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EXHIBIT B
LANDLORD’S WORK
NONE

EXHIBIT C
LOUDOUN TECH CENTER
RULES AND REGULATIONS
     1. Tenant and its agent and employees shall not loiter in or upon or in any way obstruct the grounds, sidewalks, driveways or parking areas, or the common halls, passages, exits, entrances, corridors, in or about the Building in which the Demised Premises are located or use such areas for any purpose other than for ingress or egress from the Demised Premises. These areas are not for the use of the general public, and Landlord reserves the right to control and prevent access to them by all persons whose presence in the judgment of the Landlord, will be prejudicial to the safety, character, reputation and interests of the Buildings and its tenants. However, nothing in these Rules and Regulations shall be construed to prevent access by persons with whom Tenant usually deals in the ordinary course of its business, unless those persons violated the Rules and Regulations of the Building or are engaged in illegal activities.
     2. Waterclosets and urinals shall not be used for any purpose other than those for which they were construed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.
     3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties in writing; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such advertisement or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. All signs, advertisements or notices permitted herein shall be only of such color, size, style, place and material as approved by Landlord in writing.
     4. No electric wiring of any kind is to be introduced without Landlord’s prior written consent. If Tenant desires telegraphic, telephone, burglar alarm or signal services and if Landlord consents in writing thereto, the wiring must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except if specifically permitted in the prior written consent of Landlord. The electric wiring shall be done only by contractors approved by Landlord in writing. No tenant shall lay linoleum or other similar floor coverings so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor coverings are desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     5. Landlord will not be responsible for loss of or damage to any equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by the Landlord.
     6. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment, if consented to by Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, in setting sufficient to absorb and prevent all vibration, noise and annoyance.
     7. No additional lock or locks of similar devices shall be placed by Tenant on any door, window or transom in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord. Tenant, its agents and employees, shall not change any locks. Tenant shall make known to Landlord the explanation of all combination locks or safes, cabinets and vaults, and all keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.
     8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises of the Building.
     9. The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special written instructions from the office of Landlord.
     10. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.
     11. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant incidental to the purposes for which Tenant may use the Premises; permit the Premises to be used for gambling; make any noises in the Building that are objectionable to Landlord or other occupants of the Building; permit to be played any musical instrument in the Premises, or permit any unusual odors to be produced upon the Premises; or create or maintain a nuisance thereon. Tenant shall not occupy or permit any portion of the Premises leased to him to be occupied as an office for a public stenographer or typewriter, or for the possession, storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.
     12. No curtains, blinds, shades, screens, awnings or other form of inside or outside window covering, or window ventilators or similar devices shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. If Landlord consents, such coverings or devices must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

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     13. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same. Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with the stated use of the Premises, without the prior written consent of Landlord.
     14. There shall not be used on the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.
     15. Each tenant, before closing and leaving the Premises, shall be responsible for the closing and locking of all entrance doors.
     16. Tenant shall not use the name “Loudoun Tech Center” for any other purpose other than that of a business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord’s prior written consent. Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.
     17. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the building:
          (a) the exclusive right to use the name “Loudoun Tech Center” for all purposes, except that Tenant may use the name as its business address and for no other purpose;
          (b) the right to change the name or address of the Building or of the project without notice or liability to Tenant;
          (c) the right to install and maintain a sign or signs on the exterior of the Building;
          (d) the exclusive right to use or dispose of the use of the roof of the Building;
          (e) the right to limit the space on the directory of the Building to be allotted to Tenant;
          (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.
     18. In addition to all other liabilities for breach of any provision of these Rules and Regulations, Tenant shall pay to Landlord all damages caused by such breach. The violation of any such provision may also be restrained by injunction.

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